                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated November 13, 1995 included in this Form 10-K for the fiscal year ended September 29, 1995 into the Company's previously filed Registration Statements on Form S-8, Registration Nos. 33-11818, 33-30879, 33-33329, 33-44002 and 33-57825, and on Form S-3, Registration No. 33-41357, 33-47564,
33-52587 and 33-64259.

                                                            ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
November 20, 1995